Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the StockCar Stocks Mutual Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the StockCar Stocks Mutual Fund, Inc. for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of StockCar Stocks Mutual Fund, Inc. for the stated period.

/s/ Gregory J. Hahn	/s/ Audrey L. Kurzawa
Gregory J. Hahn, President	Audrey L. Kurzawa, Treasurer
(principal executive officer)	(principal financial officer)

Date:	December 6, 2004

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by StockCar Stocks Mutual Fund, Inc. for purposes of the Securities Exchange Act of 1934.